Exhibit 10.147

FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Fourth Amendment”) is made and entered into as of the 16th day of December, 2008, by and among FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership, and AMBASSADOR IV, L.P., a Delaware limited partnership, each having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a “Seller” and collectively “Sellers”), and BELMONT PLACE APARTMENTS, LLC, a Delaware limited liability company, and LAUREL HILLS APARTMENTS, LLC, a Delaware limited liability company, each having a principal address at 11766 Wilshire Boulevard, Suite 1450, Los Angeles, California 90025 (individually a “Purchaser” and collectively as “Purchaser”).

RECITALS

A.        Sellers and JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company, JRK PROPERTY HOLDINGS, INC., a California corporation (collectively, “JRK”) entered into that certain Agreement for Purchase and Sale and Joint Escrow Instructions, dated September 29, 2008(as amended, the “Agreement”) pertaining to the purchase and sale of those certain real properties located in Georgia more particularly described on Exhibits A-1 and A-2 attached to the Agreement (the “Properties”).

B.         Pursuant to those certain two (2) separate Assignments and Assumptions of Agreement for Purchase and Sale and Joint Escrow Instructions dated October 12, 2008, JRK assigned its interests in the Agreement to the Purchasers.

C.        Sellers and Purchasers intend to further modify the Agreement in certain respects, as more particularly set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser hereby agree as follows:

1.                  Capitalized Terms.  All capitalized terms and phrases used herein but not otherwise defined shall have the same meanings given to them in the Agreement.

2.                  Amendment to Section 2.2.2 of the Agreement.  Section 2.2.2 of the Agreement, regarding the treatment of the Deposit and sale of the Properties, is hereby deleted in its entirety and replaced with the following:

“2.2.2   2009 Sale for Laurel Hills Preserve.  Notwithstanding anything in this Agreement to the contrary, Sellers and Purchaser agree to appropriately report for tax and accounting purposes the transaction described herein with respect to the Laurel Hills Preserve Property as a deposit in 2008 and a sale in 2009.”

3.                  Closing Date.  Section 6.2 of the Agreement, regarding the Closing, is hereby deleted in its entirety and replaced with the following:

“6.2.     Closing Date.  The Closing for the Belmont Place Property shall occur on December 31, 2008, and the Closing for the Laurel Hills Preserve Property shall occur on January 9, 2009 (each, a “Closing Date”), each through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

4.                  Utility Pass-Throughts.  Section 6.5.6(c) of the Agreement, regarding the utility pass-throughts to Tenants, is hereby deleted in its entirety and replaced with the following:

“(c)      With respect to utility charges and other operating cost pass-throughs (“Utility Costs”), which are passed through and payable by Tenants under the Tenant Leases for a Property, there shall be no prorations or credits at Closing.  Any and all payments for the aforementioned items received by Purchaser after the Closing shall be retained by Purchaser regardless of when they were billed (or should have been billed) by the applicable Seller.  Any and all payments for Utility Costs received by Seller prior to the Closing, even for a period applicable subsequent to the Closing Date, shall be retained by the applicable Seller.  Seller shall have the right to continue to bill Tenants for Utility Costs through the Closing Date, but only in the ordinary course of such Seller’s business (provided that the Belmont Place Property Seller shall be entitled to submit bills for Utility Costs to Tenants monthly during the term hereof, including in December prior to Closing, and the Laurel Hills Property Seller shall be entitled to submit bills for Utility Costs to Tenants monthly during the term hereof, including in January prior to Closing).  After the Closing Date, each Seller’s right to collect such sums for Utility Costs (including those previously billed for but uncollected as of the Closing Date) shall cease, provided that Purchaser agrees to take reasonable actions to collect such Utility Costs sums and shall turn over the same to each Seller promptly after such collection.  In addition, upon the termination of a Tenant’s tenancy at a Property, Purchaser agrees to bill such Tenant for any outstanding Utility Costs incurred but not paid during the applicable Seller’s ownership of the Property (regardless of whether billed to such Tenant by the applicable Seller prior to Closing), as such bill will be provided by the applicable Seller to Purchaser.  Purchaser shall have no obligation to pursue collection of such bill, however in the event either Purchaser or the applicable Seller collect on such bill, the amount so collected shall be shared equally between Purchaser and such Seller.”

5.                  Counterparts.  This Fourth Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

6.                  Ratification.  Except as expressly set forth in this Fourth Amendment, all other terms and conditions of the Agreement shall remain unmodified, the same being ratified, confirmed and republished hereby.

7.                  Governing Law.  This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

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NOW, THEREFORE, the parties hereto have executed this Fourth Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions as of the date first set forth above.

Sellers:

BELMONT PLACE APARTMENTS:

FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership

By:       CONCAP EQUITIES, INC., a Delaware corporation,

            its general partner

            By:  /s/Brian J. Bornhorst

            Name:  Brian J. Bornhorst

            Title:  Vice President

LAUREL HILLS PRESERVE APARTMENTS:	AMBASSADOR IV, L.P., a Delaware limited partnership By: AMBASSADOR IV, INC., a Delaware corporation, its general partner By: /s/Brian J. Bornhorst Name: Brian J. Bornhorst Title: Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

Purchasers:

BELMONT PLACE APARTMENTS:

BELMONT PLACE APARTMENTS, LLC,

a Delaware limited liability company

By:     BJP III East Coast Properties, LLC,
a Delaware limited liability company,
its Managing Member

By:  /s/David S. Walker

Name:  David S. Walker

          Title:  President

LAUREL HILLS PRESERVE APARTMENTS:

LAUREL HILLS APARTMENTS, LLC,

a Delaware limited liability company

By:     BJP III East Coast Properties, LLC,
a Delaware limited liability company,
its Managing Member

By:  /s/David S. Walker

Name:  David S. Walker

Title:  President

JRK:

JRK PROPERTY HOLDINGS, INC.,
a California corporation

By:  /s/Jay Schulman
Name:  Jay Schulman
Title:  President

JRK BIRCHMONT ADVISORS LLC,
a Delaware limited liability company

By:   JRK Birchmont Capital Partners LLC,

        a California limited liability company,

        its Managing Member

By:   JRK Property Holdings, Inc.,
a California corporation, its Manager

By:  /s/Jay Schulman
Name:  Jay Schulman
Title:  President